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                                                                   Exhibit 99.01

               CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                            (In thousands of dollars)

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


                                           Balance at      Charges to                                 Balance at
                                          Beginning of       Profit                                      End
                Description                  Period         and Loss       Other      Write-Offs      of Period
                -----------                  ------         --------       -----      ----------      ---------
Year ended May 31, 1997
   Allowance for doubtful accounts           $4,824          $2,798         $  --       $   (878)       $6,744
                                             ======          ======         =====       =========       ======

Year ended May 31, 1996
   Allowance for doubtful accounts           $4,202          $ 974          $  --       $   (352)       $4,824
                                             ======          =====          =====       =========       ======

Year ended May 31, 1995
   Allowance for doubtful accounts           $8,950          $ 906          $  --       $ (5,654)       $4,202
                                             ======          =====          =====       =========       ======
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